S-2
                         MATHSOFT, INC. AND SUBSIDIARIES
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                           Valuation and Qualifying Accounts



                                           BALANCE,     CHARGED TO              BALANCE,
                                          BEGINNING OF  COSTS AND                END OF
                                             PERIOD     EXPENSES    DEDUCTIONS   PERIOD

Year Ended June 30 1995:
  Allowance for doubtful accounts            $  892,781  $  108,206  $490,665  $  510,322
  Allowance for sales returns                   300,106     519,091   282,555     536,642
                                             ----------  ----------  --------  ----------

     Total reserve for accounts receivable   $1,192,887  $  627,297  $773,220  $1,046,964
                                             ==========  ==========  ========  ==========

Year Ended June 30, 1996:
  Allowance for doubtful accounts            $  510,322  $   73,573  $207,161  $  376,734
  Allowance for sales returns                   536,642     348,549   486,247     398,944
                                             ----------  ----------  --------  ----------

     Total reserve for accounts receivable  $1,046,964  $  422,122  $693,408  $  775,678
                                             ==========  ==========  ========  ==========

Year Ended June 30, 1997:
  Allowance for doubtful accounts            $  376,734  $   83,297  $ 49,206  $  410,825
  Allowance for sales returns                   398,944   1,306,858   396,771   1,309,031
                                             ----------  ----------  --------  ----------

     Total reserve for accounts receivable   $  775,678  $1,390,155  $445,977  $1,719,856
                                             ==========  ==========  ========  ==========

Six-Month Period Ended December 31, 1997:
  Allowance for doubtful accounts            $  410,825  $   56,660  $  7,665  $  459,820
  Allowance for sales returns                 1,309,031     105,119   275,637   1,138,513
                                           ----------  ----------  --------  ----------

                                             $1,719,856  $  161,779  $283,302  $1,598,333
                                             ==========  ==========  ========  ==========

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